Exhibit 99.1

Oragenics, Inc. Announces Pricing of $1.8 Million Registered Direct Offering

April 6, 2018

TAMPA, Fla.— Florida-based biopharmaceutical company Oragenics, Inc. (NYSE American: OGEN) (the “Company”) today announced that it has entered into a securities purchase agreement with certain new institutional investors providing for the purchase and sale of 900,000 shares of common stock at a price of $2.00 per share in a registered direct offering, resulting in total gross proceeds of approximately $1.8 million. The Company also agreed to issue unregistered warrants to the investors in a concurrent private placement to purchase up to an equivalent number of shares of common stock with an exercise price of $2.00 per share. The warrants will be exercisable six months following the closing date and will expire five years from the date of issuance. The closing of the sale of the securities is expected to take place on or about April 10, 2018, subject to the satisfaction of customary closing conditions.

Ladenburg Thalmann & Co. Inc., a subsidiary of Ladenburg Thalmann Financial Services Inc., (NYSE American: LTS) is acting as exclusive placement agent for the registered direct offering and the concurrent private placement.

The shares of common stock were offered pursuant to a shelf registration statement on Form S-3 (File No. 333-213321), which was declared effective by the United States Securities and Exchange Commission (“SEC”) on September 7, 2016. The warrants and shares issuable upon exercise of the warrants were offered in a concurrent private placement and have not been registered under the Securities Act of 1933, as amended.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor will there be any sales of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. A prospectus supplement relating to the shares of common stock will be filed by the Company with the SEC. When available, copies of the prospectus supplement, together with the accompanying prospectus, can be obtained at the SEC’s website at www.sec.gov or from Ladenburg Thalmann & Co. Inc., Prospectus Department, 277 Park Avenue, 26th Floor, New York, New York 10172 or by email at prospectus@ladenburg.com.

About Oragenics, Inc.

We are focused on becoming a leader in novel antibiotics against infectious disease and on developing effective treatments for oral mucositis. Oragenics, Inc. has established two exclusive worldwide channel collaborations with Intrexon Corporation. The collaborations allows Oragenics to accelerate the development of much needed new antibiotics that can work against resistant strains of bacteria and the development of biotherapeutics for oral mucositis and other diseases and conditions of the oral cavity, throat, and esophagus.

For more information about Oragenics, please visit www.oragenics.com.

For more information about Oragenics, please visit www.oragenics.com.

Safe Harbor Statement: Under the Private Securities Litigation Reform Act of 1995: This release includes forward-looking statements that reflect management’s current views with respect to future events and performance. These forward-looking statements are based on management’s beliefs and assumptions and information currently available. The words “ believe,” “ expect,” “ anticipate,” “ intend,” “ estimate,” “ project” and similar expressions that do not relate solely to historical matters identify forward-looking statements. Investors should be cautious in relying on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed in any such forward-looking statements. These factors include, but are not limited to, whether the reverse stock split will be beneficial to the Company and its shareholders, any inability to meet the NYSE American continued listing standards in the future for any reason, and those other factors described in our filings with the U.S. Securities and Exchange Commission. Any responsibility to update forward-looking statements is expressly disclaimed.

Oragenics, Inc.

Corporate:

Michael Sullivan, 813-286-7900

Chief Financial Officer

msullivan@oragenics.com

or

Investor/Media Relations:

The Ruth Group

Tram Bui 646-536-7035

tbui@theruthgroup.com